UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 23, 2009

Phoenix Technologies Ltd.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-17111	04-2685985
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

915 Murphy Ranch Road, Milpitas, California		95035
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	408-570-1000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.05 Costs Associated with Exit or Disposal Activities.

On October 23, 2009, the management of Phoenix Technologies Ltd. (the "Company") approved the closure of the Company’s facility in Nanjing, China in order to consolidate development activities in the Company’s other locations. The Company expects to record a restructuring charge in the aggregate amount of approximately $0.5 million in the first quarter of fiscal year 2010, all of which represents cash expenditures. It is estimated that the actions under this restructuring plan will be completed within the next eight weeks.

The actions under this restructuring will involve terminating and relocating approximately 35 employees and vacating the Nanjing facility. The estimated restructuring charges will consist of approximately (i) $400,000 related to severance and relocation costs; (ii) $30,000 related to surrendering the Nanjing facility pursuant to the terms of the lease; and (iii) $70,000 of other exit costs.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Phoenix Technologies Ltd.

October 29, 2009	By:	/s/ Timothy C. Chu

Name: Timothy C. Chu
Title: VP, General Counsel and Secretary